Exhibit 4.3

HUMANA INC.
4.500% Senior Notes due 2025
PRINCIPAL AMOUNT
REGISTERED	$

CUSIP No.: 444859 BM3
ISIN No.: US444859BM39
No. 1

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
HUMANA INC., a Delaware corporation (the “Issuer” or the “Company,” which terms include any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of                       DOLLARS on April 1, 2025 and to pay interest thereon (computed on the basis of a 360-day year of twelve 30-day months), semi-annually in arrears on April 1st and October 1st (the “Interest Payment Dates”) of each year, commencing on October 1, 2020, at the rate per annum specified in the title of this Note from March 26, 2020 or the most recent Interest Payment Date to which interest had been paid or duly provided for.
The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on March 15th or September 15th (the “Record Date”) immediately preceding such Interest Payment Date. Except as provided herein, payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained by the Company for such purpose, in the Borough of Manhattan, The City of New York, which initially will be in the corporate trust office of an affiliate of The Bank of New York Mellon Trust Company, N.A., the Trustee for this Note under the Indenture, located at 240 Greenwich Street, New York, New York 10286, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
Reference is hereby made to the further provisions of this Note as set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon has been executed by or on behalf of The Bank of New York Mellon Trust Company, N.A., the Trustee for this Note under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and an imprint or facsimile of its corporate seal to be imprinted hereon.
Dated:  March 26, 2020

HUMANA INC.

By
Name:	Alan J. Bailey
Title:	Vice President, Treasury

[FACSIMILE OF SEAL]
  Attest:
By
Name:	Joseph M. Ruschell
Title:	Associate Vice President, Assistant General Counsel & Corporate Secretary

CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By
Authorized Signatory

Dated:

(Reverse of Note)
HUMANA INC.
 This Note is one of a duly authorized issue of Securities of the Company designated as its 4.500% Senior Notes due 2025 (the “Notes”).  The Notes are one of an indefinite number of series of debt securities of the Company (the “Securities”), issued or issuable under and pursuant to a base indenture, dated as of August 5, 2003 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) (as successor to The Bank of New York) (herein called the “Trustee,” which term includes any successor Trustee under the Indenture), as supplemented by a sixteenth supplemental indenture, dated as of March 26, 2020 (the “Sixteenth Supplemental Indenture”; the Base Indenture as supplemented by the Sixteenth Supplemental Indenture is herein called the “Indenture”), to which Indenture and all indentures supplemental thereto (other than supplemental indentures creating a different series of notes) reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered.  The terms, conditions and provisions of the Notes are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and those set forth in this Note.  This Note is one of a series designated on the face hereof initially issued in an aggregate principal amount of $       .  The Company may, from time to time, without the consent of the Holders, issue and sell additional Securities ranking equally with the Notes and otherwise identical in all respects (except for their date of issue, issue price and, if applicable, the first payment of interest on the additional Securities) so that such additional Securities shall be consolidated and form a single series with the Notes.  If any additional Securities are not fungible with the Notes for U.S. federal income tax purposes, they will be issued with a different CUSIP number (or other applicable identifying number).
The terms of other series of Securities issued under the Base Indenture may vary with respect to interest rates or interest rate formulas, issue dates, maturity, redemption, repayment, currency of payment and otherwise as provided in the Base Indenture.  The Base Indenture further provides that Securities of a single series may be issued at various times, with different maturity dates and may bear interest at different rates.  All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
This Note is not subject to any sinking fund.
If an Event of Default (other than an Event of Default described in Section 501(5) or 501(6) of the Indenture, with respect to the Company) with respect to the Notes shall occur and be continuing, then either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes of this series then Outstanding may declare the aggregate principal amount of the Notes of this series due and payable in the manner and with the effect provided in the Indenture.  If an Event of Default specified in Section 501(5) or 501(6) occurs with respect to the Company, all of the unpaid principal amount and accrued interest thereon shall ipso facto become and be immediately due and payable in the manner and with the effect provided in the Indenture without any declaration or other act by the Trustee or any Holder.
This Note may be redeemed at any time in whole, or from time to time in part, at the option of the Company (such date of redemption, the “Optional Redemption Date”) at the Redemption Price (as defined below) plus accrued and unpaid interest thereon to the Optional Redemption Date, subject to the rights of Holders as of the close of business on a relevant Record Date to receive interest due on the related Interest Payment Date.
The “Redemption Price” shall equal the greater of:
•	100% of the principal amount of the Notes to be redeemed; and
•
the sum of the present values of the remaining scheduled payments on the Notes to be redeemed consisting of principal and interest, exclusive of interest accrued to the Optional Redemption Date that would be due if the notes matured on the Par Call Date, discounted to the Optional Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus 50 basis points;

provided, however, that if the Company redeems any Notes on or after the Par Call Date, the Redemption Price for such Notes shall equal 100% of the principal amount of Notes to be redeemed.
The Notes called for redemption become due on the Optional Redemption Date.  Notices of redemption will be mailed (or otherwise transmitted in accordance with the applicable procedures of the Depositary) at least 15 but not more than 60 days before the Optional Redemption Date to each Holder of Notes to be redeemed at its registered address.  The notice of redemption for the Notes will state the amount to be redeemed.  On and after the Optional Redemption Date, interest will cease to accrue on any Notes that are redeemed.  If less than all the Notes are redeemed at any time, the Notes shall be selected on a pro rata basis or by any other method the Trustee deems fair and appropriate.
For purposes of determining the Redemption Price, the following definitions are applicable:
“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed (assuming, for this purpose, that such Notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes assuming for this purpose, the Notes mature on the Par Call Date.
“Comparable Treasury Price” means, with respect to any Optional Redemption Date the average of the Reference Treasury Dealer Quotations obtained by the Company for that Optional Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or, if the Company is unable to obtain at least four such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained by the Company.
“Independent Investment Banker” means each of BofA Securities, Inc., Goldman Sachs & Co. LLC or J.P. Morgan Securities LLC, as selected by the Company or, if all such firms are unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.
“Par Call Date” means March 1, 2025 (one month prior to maturity).
“Reference Treasury Dealer” means each of BofA Securities, Inc., Goldman Sachs & Co. LLC or J.P. Morgan Securities LLC and their respective successors and two other primary U.S. government securities dealers in New York City (each, a “Primary Treasury Dealer”) selected by the Independent Investment Banker; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Optional Redemption Date for the Notes, an average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue for the Notes, expressed in each case as a percentage of its principal amount, quoted in writing to the Company by the Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding the Optional Redemption Date.
“Treasury Yield” means, with respect to any Optional Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity, computed as of the third business day immediately preceding the Optional Redemption Date, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the applicable Comparable Treasury Price for the Optional Redemption Date.
As provided in the Indenture, the Notes shall be subject to repurchase by the Company or a third party at the option of the Holders at a purchase price of 101% upon the occurrence of a Change of Control Triggering Event.  Upon receipt of notice of a Change of Control Offer, Holders electing to have Notes repurchased pursuant to the Change of Control Offer shall either (i) surrender this Note with the form of “Option of Holder to Elect Repurchase” attached hereto completed or (ii) transfer its Notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, in either case prior to the close of business on the third Business Day prior to the Change of Control Payment Date.
The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee with the consent of the Holders of more than 50% in aggregate principal amount of the Securities at the time Outstanding of each series issued under the Indenture to be affected thereby, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Securities of such series; provided, however, that no such supplemental indenture shall, among other things, (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or interest thereon, if any, or any premium payable upon redemption thereof; or (ii) change the Place of Payment on any Security or the currency or currency unit in which any Security or the principal or interest thereon is payable; (iii) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof; (iv) reduce or alter the method of computation of any amount payable upon redemption, repayment or purchase of any Securities by the Company (or the time when such redemption, repayment or purchase may be made); or (v) reduce the percentage in principal amount of the Securities, the Holders of which are required to consent to any supplemental indenture, without the consent of the Holder of each Security affected thereby.  The Indenture also contains provisions permitting the Holders of more than 50% in aggregate principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all the Securities of that series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series, except a default in the payment of principal of or interest, if any, on any Security of that series or a default with respect to a covenant or provision of the Indenture which cannot be amended without the consent of such Holder.
The Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The Notes shall be initially issued in the form of a Global Security.  All payments of principal of (and premium, if any) and interest on the Notes will be made to the Trustee so long as the Notes are in the form of a Global Security.  As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same.  If (x) the Depositary is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, this Note shall be exchangeable for Notes in definitive form and in an equal aggregate principal amount.  Such definitive Notes shall be registered in such name or names as the Depositary shall instruct the Trustee.
As provided in the Indenture and subject to certain limitations set forth therein and above, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.
No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.
No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
Certain of the Company’s obligations under the Indenture with respect to Notes may be terminated if the Company irrevocably deposits with the Trustee money or Government Obligations sufficient to pay and discharge the entire indebtedness on all Notes, as provided in the Indenture.
No recourse shall be had for the payment of the principal of (and premium, if any), or the interest, if any, on this Note, or for any claim based thereon, or upon any obligation, covenant or agreement of the Company in the Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; and all such personal liability is expressly released and waived as a condition of, and as part of the consideration for, the issuance of this Note.
The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

ASSIGNMENT/TRANSFER FORM
FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No.)_________________________________________________________________________________________________________
      ________________________________________________________________________________________________________________
                                        (Please print or typewrite name and address including postal zip code of assignee)
the within Note and all rights thereunder, hereby irrevocably constituting and appointing_______________________________________
 __________________________________________________________________________________________attorney to transfer said
Note on the books of the Company with full power of substitution in the premises.

            _________________________________________________
Date:  __________________

NOTICE:  The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

OPTION OF HOLDER TO ELECT PURCHASE
If you elect to have this Note purchased by the Company pursuant to Section 1109 of the Indenture, check this box:  ◻
If you want to elect to have only part of this Note purchased by the Company pursuant to Section 1109 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000):  $____________________________________________
Date: __________ Your Signature _________________________________________________
                   (Sign exactly as your name appears on the other side of the Security)

Signature Guarantee: ____________________________________________________________
(Signature must be guaranteed)
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.